Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated October 2, 2025, relating to the financial statements of Karbon Capital Partners Corp. as of September 18, 2025 and for the period from September 12, 2025 (inception) through September 18, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Withum Smith+Brown, PC

New York, New York

October 2, 2025